As filed with the Securities and Exchange Commission on March 20, 2018

Registration No. 333-222264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ViewRay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	42-1777485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris A. Raanes

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mary E. O’Byrne

Vice President and Chief Counsel

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

Telephone: (440) 703-3210

Facsimile: (800) 417-3459

Alan F. Denenberg, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Facsimile: (650) 752 2111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Offering price per share (1)	Aggregate offering price(1)	Amount of registration fee
Common stock, par value $0.01 per share(2)	15,206,140	$7.32	$111,308,945	$13,858
Series A Convertible Preferred stock, par value $0.01 per share	3,000,581	$7.32	$21,964,253	$2,735
Total(3)	18,206,721	$7.32	$133,273,198	$16,593

(1)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act average of the high and low price of our common stock quoted on the NASDAQ Global Market as of March 19, 2018.
(2)	Includes 3,000,581 shares of our common stock that may be issued upon the conversion of shares of our Series A Convertible Preferred Stock and 1,418,116 shares of our common stock issuable upon exercise of common stock warrants (the “Warrants”). Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the foregoing shares of common stock being registered hereunder as a result of any stock splits, stock dividends or similar transactions.
(3)	$7,062.55 of the filing fee was previously paid by the Registrant on December 22, 2017 in connection with the filing of Registrant’s registration statement on Form S-3 (File No. 333-222264), which is amended hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 20, 2018.

PROSPECTUS

ViewRay, Inc.

15,206,140 Shares of Common Stock

3,000,581 Shares of Series A Convertible Preferred Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of an aggregate of 15,075,540 shares of our common stock, par value $0.01 per share (the “Common Stock”) and 3,000,581 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock). The Common Stock and the Series A Convertible Preferred Stock are hereinafter collectively referred to as the “securities.” Of the shares of Common Stock being offered, 6,697,443 shares were issued and sold to the selling stockholders in a direct registered offering pursuant to purchase agreements, which were entered into on October 23, 2017 (the “2017 Direct Registered Offering”). An additional 4,090,000 shares of the Common Stock as well as the shares of the Series A Convertible Preferred Stock, the shares of common stock underlying the Series A Convertible Preferred Stock, and 1,418,116 shares of common stock issuable upon the exercise of the Warrants were issued and sold to an affiliate of Fosun International Limited, one of the selling stockholders and one of our principal stockholders, in a direct registered offering pursuant to a purchase agreement, which was entered into on March 5, 2018 (the “2018 Direct Registered Offering”). The Warrants have an exercise price of $8.31 per share, and are exercisable at the option of the holder until March 5, 2025.

We will not receive any proceeds from the sale of the securities by the selling stockholders in the offering described in this prospectus.

The selling stockholders may sell the securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their securities hereunder.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their securities hereunder following the effective date of this registration statement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Market under the symbol “VRAY.” On March 19, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $7.34 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not, and the selling stockholders have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than their respective dates.

ViewRay®, MRIdian® and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.viewray.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018.

•	Our Current Reports on Form 8-K filed with the SEC on February 8, 2018, February 14, 2018, February 26, 2018 (solely with respect to Item 1.01) and our Current Report on Form 8-K/A filed on March 7, 2018.

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 30, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to you, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 5 of this prospectus and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

About the Company

We design, manufacture and market the ViewRay MRIdian®, the only clinical MRI-guided radiation therapy system on the market. The MRIdian combines MRI and external-beam radiation therapy to simultaneously image and treat cancer patients. There are two generations of the MRIdian: the first generation MRIdian with Cobalt-60 based radiation beams and the second generation MRIdian Linac, with linear accelerator or ‘linac’ based radiation beams. ViewRay’s first-generation MRIdian System with radiation powered by Cobalt-60 was cleared by the FDA in May 2012 and received CE Marking in November 2014. By the end of 2016, the Company had shipped nine of these first generation MRIdian Systems. ViewRay’s second-generation system, the MRIdian Linac system received CE Marking in September 2016 and FDA 510k clearance in February 2017.

Corporate History and Information

We were incorporated in Nevada as Mirax Corp. on September 6, 2013, and reincorporated in Delaware as ViewRay, Inc. in July 2015. We acquired the business of ViewRay Technologies, Inc. in July 2015 and continue the existing business operations of ViewRay Technologies, Inc. ViewRay Technologies, Inc. commenced operations as ViewRay Incorporated and as a Florida corporation in 2004, subsequently reincorporated in Delaware in 2007, and changed its name to ViewRay Technologies, Inc. in July 2015.

Our principal corporate headquarters are located at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. Our telephone number is (440) 703-3210. Our website address is www.viewray.com. The information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We have and expect to continue to remain an emerging growth company until the earlier of December 31, 2019, the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or the Securities Act, on January 23, 2014, the last day of the year in which we have total annual gross revenue of at least $1.07 billion, the date on which we are deemed to be a large accelerated filer (this means the market value of our common stock that is held by non-affiliates exceeds $700.0 million at the end of the second quarter of that year), or the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we will:

•	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	provide less extensive disclosure about our executive compensation arrangements; and

•	not be required to hold stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate the risk factors set forth below and all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in any applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Ownership of our Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock may not have an active trading market.

The shares of the Series A Convertible Preferred Stock are a new issue with no established trading market and we do not intend to apply for listing of the shares of Series A Convertible Preferred Stock on any securities exchange or for inclusion of the shares in any automated quotation system. There may be little or no secondary market for the shares of Series A Convertible Preferred Stock. Even if a secondary market for the shares of Series A Convertible Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

Holders of Series A Convertible Preferred Stock will have limited voting rights.

Holders of the Series A Convertible Preferred Stock have no voting rights with respect to the election or composition of our board of directors. However, holders of the Series A Convertible Preferred Stock are entitled to vote on all other matters that the holders of our common stock are entitled to vote on. Holders of Series A Convertible Preferred Stock shall vote together with the holders of our common stock as a single class on an as-converted-to-common-stock basis, and not as a separate class. See “Description of Series A Convertible Preferred Stock—Voting Rights” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	market acceptance of MRI-guided radiation therapy;

•	the benefits of MRI-guided radiation therapy;

•	our ability to successfully sell and market MRIdian in our existing and expanded geographies;

•	the performance of MRIdian in clinical settings;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the pricing and reimbursement of MRI-guided radiation therapy;

•	the implementation of our business model and strategic plans for our business and MRIdian;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering MRIdian;

•	our ability to obtain regulatory approval in targeted markets for MRIdian;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	our expectations related to the MRIdian linear accelerator technology, or MRIdian Linac;

•	developments relating to our competitors and the healthcare industry; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2017 and any other documents incorporated by reference herein.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We are registering the securities issued to the selling stockholders to permit the resale of these securities by the selling stockholders from time to time after the date of this prospectus. We will not receive any proceeds from the sale of our securities offered by the selling stockholders under this prospectus.

We will bear all fees and expenses incident to our obligation to register the securities being offered for resale hereunder by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

•	Up to an aggregate of 15,206,140 shares of our common stock; and

•	3,000,581 shares of common stock that may be issued upon the conversion of the Series A Convertible Preferred Stock that has been issued to a selling stockholder.

Pursuant to the registration rights agreements entered into with certain of the selling stockholders in the 2017 Direct Registered Offering pursuant to the purchase agreements each dated October 23, 2017 and the registration rights agreement entered into with one of the selling stockholders in the 2018 Direct Registered Offering pursuant to a purchase agreement dated March 5, 2018, we are filing with the SEC the registration statement of which this prospectus forms a part to register such resales of our securities under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Registration Rights Agreements. Our failure to satisfy the filing or effectiveness deadlines set forth in the Registration Rights Agreements may subject us to payment of certain monetary penalties pursuant to the terms of the Registration Rights Agreements.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the securities described under the column “Description of Securities to be Registered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their securities since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 5, 2018 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all securities reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of securities that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their securities being offered in the offering.

Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Before this Offering		Percentage of Common Stock Beneficially Owned Before this Offering		Shares of Common Stock Being Offering in this Offering	Shares of Common Stock Beneficially Owned Upon Completion of this Offering	Percentage of Common Stock Beneficially Owned Upon Completion of this Offering	Shares of Series A Convertible Preferred Stock Beneficially Owned Before this Offering	Percentage of Series A Convertible Preferred Stock Beneficially Owned Before this Offering	Shares of Series A Convertible Preferred Stock Being Offering in this Offering	Shares of Series A Convertible Preferred Stock Beneficially Owned Upon Completion of this Offering
Strong Influence Limited(2)	15,186,672	(3)	19.9	%(4)	15,075,540	—	—	3,000,581	100%	3,000,581	—
KVP Capital, L.P.(5)	130,600			*(6)	130,600	—	—	—	—	—	—

*	Less than 1%.
(1)	Information is provided as of March 5, 2018.
(2)	Strong Influence Limited is an indirect wholly-owned subsidiary of Fosun International Limited, a Chinese company listed on the Hong Stock Exchange. The address of the beneficial owner is Strong Influence Limited, Attention: Angel Sze, Room 2101 ICBC Tower, 3 Garden Road Central, Hong Kong, China.
(3)	Includes 3,000,581 shares of common stock that may be issued upon the conversion of the Series A Convertible Preferred Stock and 1,418,116 shares of common stock issuable upon the exercise of the Warrants.
(4)	Percentage of ownership is based on a denominator equal to 76,162,671 shares of our common stock, which consists of 71,743,974 shares of our common stock outstanding as of March 5, 2018, the 3,000,581 shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock, and 1,418,116 shares of common stock issuable upon the exercise of the Warrants.
(5)	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP. Voting and dispositive decisions with respect to shares held by KVP Capital, LP are made by Dr. Castelein. The address of the beneficial owner is KVP Capital, LP, Attn: Andrew Jensen, 1 Embarcadero, Suite 3700, San Francisco, CA 94111.
(6)	Percentage of ownership is based on a denominator of 71,743,974 shares of our common stock, which is equal to the number of shares of common stock outstanding as of March 5, 2018.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, $0.01 par value; and

•	10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of March 5, 2018, there were 71,743,974 shares of common stock outstanding. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Series A Convertible Preferred Stock

The following description is a summary of certain terms of our Series A Convertible Preferred Stock, par value $0.01 per share. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in this prospectus.

A copy of our Amended and Restated Certificate of Incorporation, the certificate of designations for the Series A Convertible Preferred Stock, and the form of the Series A Convertible Preferred Stock share certificate are available upon request from us at the address set forth in “Where You Can Find More Information” in the accompanying prospectuses. The following summary of the terms of the Series A Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

General

Except as provided below or as otherwise required by applicable law, the Series A Convertible Preferred Stock has the same rights and privileges as our common stock, including, without limitation, that the Series A Convertible Preferred Stock ranks equally with our common stock with respect to any dividend, liquidation, winding-up or dissolution of the Company. The Series A Convertible Preferred Stock is not entitled to pre-emptive rights and is not subject to redemption, nor is it entitled to the benefit of any sinking fund.

Voting Rights

The holders of the Series A Convertible Preferred Stock have no voting rights with respect to the election or composition of the our board of directors. Other than as set forth in the foregoing sentence or as required by applicable law, the holders of the Series A Convertible Preferred Stock are entitled to vote on all and only those matters with respect to which the holders of our common stock are entitled to vote, and shall vote together with the holders of our common stock as a single class on an as-converted-to-common-stock basis, and not as a separate class.

Conversion

Conversion at the Option of the Holder

Each holder of the Series A Convertible Preferred Stock has the right, at such holder’s option, to convert any or all outstanding shares of the Series A Convertible Preferred Stock held by such holder, in whole or in part, into fully paid and non-assessable shares of common stock on a one-for-one basis (the “Conversion Rate”), subject to adjustment as provided for under “Anti-Dilution Adjustments.” The conversion privilege shall be exercised by surrender of the certificates or book entry entitlements representing such shares at the offices of the Company with a written notice of election specifying the number of shares to be converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the shares of Series A Convertible Preferred Stock were surrendered and notice of conversion was received by us.

In connection with the conversion of any Series A Convertible Preferred Stock, no fractions of shares of common stock shall be issued. In lieu thereof, the Company shall pay a cash adjustment equal to such fractional interest multiplied by the “Current Market Price Per Common Share,” determined on the day which such shares of the Series A Convertible Preferred Stock are deemed to have been converted. The Current Market Price Per Common Share is defined as the average of the closing price on The Nasdaq Global Market for the 20 consecutive days immediately prior to the determination date above.

Automatic Conversion

Each share of the Series A Convertible Preferred Stock that is sold, directly or indirectly (including open market sales), assigned, transferred or disposed of, by operation or law or otherwise (a “Transfer”), shall automatically be converted into non-assessable shares of common stock at the then-effective conversion rate upon the transfer of such share of the Series A Convertible Preferred Stock to a person that is not an affiliate of the holder. Such conversions are deemed effective as of the date of closing or settlement of the Transfer.

Anti-Dilution Adjustments

The Series A Convertible Preferred Stock is subject to customary provisions that protect the holders against dilution by adjustment of the Conversion Rate in certain events such as dividends, distributions, subdivisions, splits, combinations and similar events affecting our outstanding common stock.

Reorganizations

In the event of (a) consolidation or merger, (b) sale of all or substantially all of our assets, (c) reclassification of the common stock into securities or (d) any statutory exchange of our common stock for other securities (such events described in (a)—(d) defined as “Reorganization Events”), each share of the Series A Convertible Preferred Stock will become convertible into the kind and amount of securities, cash and other property receivable in the Reorganization Event that a holder of such share of Series A Convertible Preferred Stock would have been entitled to receive had such holder converted their Series A Convertible Preferred Stock into common stock immediately prior to such Reorganization Event.

Registrar

The registrar for our Series A Convertible Preferred Stock is American Stock Transfer & Trust Company, LLC. The registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is 800-937-5449.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of securities therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of securities or interests in securities, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the securities. The foregoing may affect the marketability of the securities.

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (b) the date on which the securities covered by this prospectus may be sold without any manner of sale or volume restrictions or the current public information requirement under Rule 144 of the Securities Act and (c) March 5, 2028.

LEGAL MATTERS

Davis Polk & Wardwell LLP will pass upon certain legal matters relating to the issuance of the securities offered hereby on behalf of ViewRay, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from ViewRay, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

15,206,140 Shares of Common Stock

3,000,581 Shares of Series A Convertible Preferred Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the securities to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$16,593
Printing and engraving expenses	$3,950.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$7,500.00

Total	$78,043

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney for Scott Huennekens and Daniel Moore (included on the signature page hereto).

24.2	Powers of Attorney (previously filed with this registration statement on December 22, 2017).

99.1	Registration Rights Agreement, effective October 23, 2017, by and between ViewRay, Inc. and Strong Influence Limited.*

99.2	Registration Rights Agreement, effective October 23, 2017, by and between ViewRay, Inc. and KVP Capital, LP.*

99.3	Amended and Restated Registration Rights Agreement, dated as of March 5, 2018, by and among ViewRay, Inc. and Strong Influence Limited.**

*	Incorporated by reference from Form 8-K filed on October 25, 2017.
**	Incorporated by reference from Annual Report on Form 10-K filed on March 12, 2018.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, Ohio, on the 20th day of March, 2018.

VIEWRAY, INC.

By:	/s/ Chris A. Raanes
Chris A. Raanes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Chris A. Raanes Chris A. Raanes	Director, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2018

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2018

* David Bonita, M.D.	Director	March 20, 2018

* Caley Castelein, M.D.	Director	March 20, 2018

* James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	March 20, 2018

* Mark S. Gold, M.D.	Director	March 20, 2018

* Henry A. McKinnell, Jr., Ph.D.	Director	March 20, 2018

* Aditya Puri	Director	March 20, 2018

* Brian K. Roberts	Director	March 20, 2018

* Theodore T. Wang, Ph.D.	Director	March 20, 2018

*By:	/s/ Chris A. Raanes
Chris A. Raanes
Attorney-in-Fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Raanes and Ajay Bansal, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott Huennekens Scott Huennekens	Director	March 20, 2018

/s/ Daniel Moore Daniel Moore	Chairman and Director	March 20, 2018